UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-56113	91-1495764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 West Main Avenue, Suite 2D, West Fargo, ND	58078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 223-1663

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTBD	Nasdaq Capital Market
Warrants	BTBDW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

BT Brands, Inc. (“we,” “us” or the “Company”) is filing this Amendment No. 1 to Form 8-K to correct information included in the original filing as to the name of the entity whose assets we acquired on August 4, 2022.

Item 2.01 Completion of Acquisition or Deposition of Assets

Completion of acquisition of assets of Von Stephan Village Bier Garten

On August 4, 2022, the Company announced that it had completed the acquisition of substantially all of the assets of Von Stephan Village Bier Garten (“Village Bier Garten’s”), a German-themed casual restaurant and bar concept featuring authentic German food and imported German beers combined with regular entertainment, creating an entertaining atmosphere and delivering a memorable guest experience, located in Cocoa, Florida.

Item 9.01. Financial Statements and Exhibits.

(b) Exhibits.

Exhibit No.	Exhibit
99.1#	Purchase Agreement dated July 8, 2022, by and between 1519BT, LLC, a wholly owned subsidiary of the registrant, and L. Fagan Enterprises, Inc., as the owner of the assets.
99.2#

Lease Agreement dated August 4, 2022, by and between 1519BT, LLC, a wholly owned subsidiary of the registrant, and Stephan Properties of Florida Inc., with respect to the real property located at 415 Delannoy Avenue, Cocoa, Florida and 409 Delannoy Avenue, Cocoa, Florida.

99.3#	Press Release dated August 4, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

# Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BT BRANDS, INC.

Dated: August 15, 2022	By:	/s/ Gary Copperud
Gary Copperud
Chief Executive Officer

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